Exhibit 5.2

101 Federal Street, Suite 1900	Mail:	21 Pleasant Street, Suite 237
Boston, Massachusetts 02110		Newburyport, MA 01950

November 17, 2020

GTY Technology Holdings Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Re: GTY Technology Holdings Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to GTY Technology Holdings Inc., a Massachusetts company (the “Company”), in connection with the Company’s Registration Statement on Form S-3, filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the registration of the offering and sale by the Company, from time to time, on a delayed or continuous basis, of Company Securities (as defined below) having an aggregate offering price of up to $40 million and which Company Securities may consist of any of the following:

(i)	shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”),

(ii)	shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”),

(iii)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a Senior Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”), to be entered into by and between the Company and the trustee named therein (the “Senior Indenture Trustee”),

(iv)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be entered into by and between the Company and the trustee named therein (the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, each a “Trustee” and, collectively, the “Trustees”),

(v)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which will be issued pursuant to a warrant agreement (each a “Warrant Agreement”), which will be filed at a later date by amendment or as an exhibit to a document incorporated by reference into the Registration Statement, to be entered into by and between the Company and a bank or trust company as warrant agent, and

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(vi)	subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Subscription Rights”), which will be issued pursuant to subscription rights agreements.

The Common Stock, Preferred Stock, Debt Securities, Warrants, and Subscription Rights, collectively, the “Company Securities”.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Amended Articles of Organization of the Company adopted February 15, 2019 (“Articles of Organization”), (iii) the Bylaws of the Company adopted February 15, 2019 (“Bylaws”), (iv) board resolutions of the Company approving the filing of one or more registration statements on Form S-3 relating to the registration, offering and sale of shares of Common Stock, Preferred Stock, Debt Securities, Warrants, and Subscription Rights, and (v) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photo copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed without independent investigation that:

(i)	at the time any shares of Common Stock, Preferred Stock, Debt Securities, Warrants, and Subscription Rights, are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

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(ii)	at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Company Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)	at the Relevant Time, all corporate and other action taken by the Company to duly authorize each proposed issuance of Company Securities remain in full force and effect;

(iv)	all Company Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(v)	any Company Securities issuable upon conversion, exchange or exercise of any Company Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(vi)	the number of shares of Common Stock or Preferred Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s Articles of Organization in effect at the time of such issuance; and

(vii)	at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Company Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing, it is our opinion that:

1.	When (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount deemed adequate by the board of directors of the Company) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Company Securities.

2.	When (i) the terms of any Preferred Stock of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, and (ii) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor (in an amount deemed adequate by the board of directors of the Company) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Company Securities.

Our opinion that any document is legal, valid and binding is qualified as to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (iii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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The opinions expressed herein are based upon and limited to the laws of the Commonwealth of Massachusetts (including the statutory provisions, the applicable provisions of the Massachusetts Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

TCF Law Group, PLLC

By:	/s/ Steven J. Doyle
A Member

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